UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 2, 2003 (September 30, 2003)

Commission File Number: 0-15436

PLM Equipment Growth Fund
(Exact name of registrant as specified in its charter)

California                          94-2998816
(State of jurisdiction                    (I.R.S. Employer
of Incorporation)                        Identification No.)

235 3 rd Street South, Suite 200
St. Petersburg, FL 33701
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code: (727) 803-1800

ITEM 5. Other Events.

On September 30, 2003, PLM Equipment Growth Fund (the "Partnership") completed its liquidation and dissolution pursuant to a Plan of Dissolution and Liquidation (the "Plan"), which provided for the liquidation of the assets of, and the dissolution of, the Partnership.

In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the "Liquidating Trust Agreement") with PLM Financial Services, Inc., the General Partner of the Partnership (the "Trustee"), as trustee of the PLM Equipment Growth Fund Liquidating Trust (the "Liquidating Trust"). As of September 30, 2003, the general and limited partner unitholders of the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s Partnership units.

In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining cash and non-cash assets and all of its remaining liabilities to the Liquidating Trust. On September 30, 2003, the Partnership filed a Certificate of Dissolution and a Certificate of Cancellation with the Secretary of State of the State of California.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

2.1    Plan of Dissolution and Liquidation
10.2    Liquidating Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund
By: PLM Financial Services, Inc.,
its General Partner

By: _/s/ Richard K Brock
Richard K Brock
Chief Financial Officer

Date:    October 2, 2003

Exhibit Index

        Exhibit 2.1          Plan of Dissolution and Liquidation (filed herewith)

        Exhibit 10.2          Liquidating Trust Agreement (filed herewith)